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                                                                 Exhibit (23)(d)



                         CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Calloway's Nursery, Inc.:

We consent to the incorporation by reference in the registration statements of Calloway's Nursery, Inc. on Forms S-8 (File Nos. 33-46170, 33-82192 and 333-63291) of our report dated November 19, 1999, relating to the consolidated balance sheets of Calloway's Nursery, Inc. and subsidiaries as of September 30, 1999 and 1998, and the related consolidated statements of operations, shareholders' equity, and cash flows for the years then ended, which report appears in the September 30, 1999 Annual Report on Form 10-K of Calloway's Nursery, Inc.


                                                        KPMG LLP

Fort Worth, Texas
December 28, 1999